Exhibit 99.2

1 October 21, 2020 Third Quarter 2020 Financial Review and Analysis Third Quarter 2020 Financial Review and Analysis (preliminary, unaudited) October 21, 2020 Supplemental Presentation Materials Unless otherwise indicated, comparisons are to the same period in the prior year.

Safe Harbor Statement

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts to our business from global economic conditions, political uncertainty, and changes in governmental regulations, including as a result of the coronavirus/COVID-19 pandemic; (2) competitors' actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; and (4) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: the coronavirus/COVID-19 pandemic; fluctuations in demand affecting sales to customers; worldwide and local economic and market conditions; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; changes in our markets due to competitive conditions, technological developments, laws and regulations, and customer preferences; fluctuations in the cost and availability of raw materials and energy; changes in governmental laws and regulations; the impact of competitive products and pricing; the financial condition and inventory strategies of customers; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations or consolidations; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; the realization of deferred tax assets; fluctuations in interest rates; compliance with our debt covenants; fluctuations in pension, insurance, and employee benefit costs; goodwill impairment; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety, anti-corruption and trade compliance; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

For a more detailed discussion of the more significant of these factors, see "Risk Factors" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in our 2019 Form 10-K, filed with the Securities and Exchange Commission on February 26, 2020, and subsequent quarterly reports on Form 10-Q.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

October 21, 2020 Third Quarter 2020 Financial Review and Analysis AVERY DENNISON 2

Use of Non-GAAP Financial Measures

This presentation contains certain non-GAAP financial measures as defined by SEC rules. We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity. In accordance with Regulations G and S-K, reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter (see Attachments A-4 through A-9 to news release dated October 21, 2020).

Our non-GAAP financial measures exclude the impact of certain events, activities or decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on investments, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period.

We use the following non-GAAP financial measures in this presentation:

- **Sales change ex. currency** refers to the increase or decrease in net sales excluding the estimated impact of foreign currency translation, and, where applicable, currency adjustment for transitional reporting of highly inflationary economies (Argentina) and reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.
- **Organic sales change** refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

- **Adjusted operating income** refers to income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net.
- **Adjusted EBITDA** refers to net income before interest expense; other non-operating expense (income), net; taxes; equity method investment (losses) gains; other expense (income), net; and depreciation and amortization.
- **Adjusted operating margin** refers to adjusted operating income as a percentage of net sales.
- **Adjusted EBITDA margin** refers to adjusted EBITDA as a percentage of net sales.
- **Adjusted tax rate** refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as our U.S. pension plan termination, effects of certain discrete tax planning actions, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act ("TCJA"), where applicable, and other items.
- **Adjusted net income** refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.
- **Adjusted net income per common share, assuming dilution (adjusted EPS)** refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

- **Net debt to adjusted EBITDA ratio** refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

- **Free cash flow** refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

This document has been furnished (not filed) on Form 8-K with the SEC and may be found on our website at www.investors.averydennison.com

October 21, 2020 Third Quarter 2020 Financial Review and Analysis AVERY DENNISON 3

4 October 21, 2020 Third Quarter 2020 Financial Review and Analysis Strong execution in a challenging, dynamic environment ● Safety and well - being of employees remains our top priority during continuing global health crisis ● Strong earnings growth vs. prior year despite lower sales ○ Margins up significantly, reflecting cost reduction actions and deflation, net of pricing, in a better - than - expected volume environment ○ Profitability improvements across all segments ● Strong balance sheet (net debt to adj. EBITDA ratio of 1.9) and ample liquidity ● As expected, free cash flow proving resilient… now targeting more than $500 mil. for the year ● Increasing distributions to shareholders: raised dividend by 7% and resumed share repurchase late in the third quarter ● Strategic priorities are unchanged; ringfencing key investments in high value categories, including RFID, while driving long - term profitable growth in the base 11

Third Quarter Review

Reported EPS of $1.79, up ~5%; adj. EPS (non-GAAP) of $1.91, up ~15%

- Reported sales declined 1.8%
  - Sales change ex. currency (non-GAAP) of (1.3%)
  - Organic sales change (non-GAAP) of (3.6%)
- Reported operating margin up 100 bps to 12.3%
  - Adj. EBITDA margin (non-GAAP) up 190 bps to 16.1%
  - Adj. operating margin (non-GAAP) up 140 bps to 13.1%
- YTD free cash flow of $342 mil., up over 4%

LGM expanded adj. operating margin by 170 bps; sales down 2.6% organically

- Organic sales growth improved sequentially across all regions except Europe, with faster-than-expected improvement in high value categories
- Across pandemic (Mar-Sep), volume trends for Label & Packaging Materials have varied by region:
  - North America up mid-single digits
  - Europe up low-single digits
  - Asia Pacific flat (up mid-single digits in Q3)

RBIS expanded adj. operating margin by 60 bps; sales up 5.2% ex. Currency (down 4.7% organically), reflecting strong growth in high value categories (RFID/external embellishments) and solid sequential improvement in the base

IHM expanded adj. operating margin by 110 bps; sales down 7.6% organically, reflecting solid sequential improvement in automotive categories

October 21, 2020 Third Quarter 2020 Financial Review and Analysis AVERY DENNISON 5

6 October 21, 2020 Third Quarter 2020 Financial Review and Analysis COVID - 19 Operational Update ● Safety and well - being of employees remains our top priority during continuing global health crisis ○ To date, have identified ~350 confirmed COVID - 19 cases among 30,000+ workforce ○ In Q3, we continued to adapt safety protocols based on new information, and focused on ensuring a safe return to the workplace after government - mandated lockdowns were lifted ● Following sharp drop in Q2, volumes generally improving faster than anticipated ● Operationally, all manufacturing sites remained open during Q3; throughout pandemic, disruptions to our supply chain have been negligible ● In response to lower demand outlook, and reflecting our relentless focus on productivity, we continue to execute long - term, strategic restructuring plans, in addition to temporary cost - saving actions ○ Anticipate incremental savings from restructuring actions, net of transition costs, of $60 million to $70 million during 2020, and carryover savings, net of transition costs, of approximately $70 million in 2021 ○ Anticipate net temporary savings in 2020 of nearly $150 million; vast majority of temporary savings expected to become a headwind as markets continue to recover

7 October 21, 2020 Third Quarter 2020 Financial Review and Analysis Organic Growth Mar Apr May Jun Jul Aug Sep Q3 LGM 5% (4%) (2%) (8%) (6%) (1%) (1%) (3%) LPM 7% 7% 2% (6%) (5%) 0% 0% (2%) Graphics & Reflective (8%) (55%) (26%) (16%) (10%) (8%) (6%) (8%) RBIS* 2% (54%) (38%) (17%) (5%) (5%) (5%) (5%) IHM (6%) (17%) (25%) (21%) (15%) (5%) (4%) (8%) Total Company 3% (17%) (13%) (11%) (7%) (2%) (2%) (4%) Total Company, Ex. Currency Growth (incl. Smartrac) 5% (16%) (11%) (10%) (4%) 0% 0% (1%) Monthly Sales Trends (comparison to prior year) * Enterprise RFID sales up ~20% on an organic basis in Q3, and up ~65% including Smartrac acquisition.

Broad exposure to diverse end markets, with ~60% tied to non-durable consumer goods, logistics & shipping, and medical products

2019 Sales by Product Category



40%
21%
22%
15%
3%
Non-durable consumer goods
Retail Apparel
Industrial / Durable
Logistics, Shipping, & Other Variable Information
Medical / Healthcare

Non-durable Consumer Goods

Vast majority of these sales tied to labeling of food, beverage, and home and personal care (HPC) products

Growth catalysts: Emerging markets (increased use of packaged goods with rising middle class) and labeling technology shifts to pressure-sensitive materials

Logistics, Shipping & Other Variable Information

Growth catalysts: Increase in e-commerce benefits our businesses serving variable information needs, including non-apparel RFID

Retail Apparel

"Discretionary staple".

Growth catalyst: expansion of omni-channel retailing

Industrial / Durable

Cyclical.

Growth catalyst: shift from mechanical to adhesive-based fastening

October 21, 2020 Third Quarter 2020 Financial Review and Analysis AVERY DENNISON 8

9 October 21, 2020 Third Quarter 2020 Financial Review and Analysis Diversified geographic exposure 2019 Sales by Manufacturing Location 2019 Sales by End Market, estimated (1) Other includes Canada, South Africa, Australia, and New Zealand U.S. Western Europe China Other Asia (ex - China) E. Europe & MENA Latin America Other (1)

10 October 21, 2020 Third Quarter 2020 Financial Review and Analysis Our businesses are once again proving resilient, as in past downturns * Externally reported organic growth by segment has been adjusted to reflect divestitures and transfers between segments. Organic growth trends* during last major downturn (2009/2010) 33

Strong Balance Sheet and Ample Liquidity

Leverage @ 9/26/20	
Total Debt Outstanding	$2.14 B
Cash and cash equivalents	$0.28 B
Net Debt	$1.86 B
Adjusted EBITDA, trailing 4 qtrs	$1.00 B
Net Debt to Adj. EBITDA (non-GAAP)	1.9

Debt / Liquidity Considerations

- **Ample liquidity:** $800 mil. available under revolving credit facility (through 2025), plus ~$285 mil. in cash and cash equivalents at quarter-end
- **Laddered long-term debt:** next maturity in 2023
- **No foreseeable covenant constraints**

Long-Term Debt Maturity Schedule



Wtd avg interest cost of 2.9%
$ 250m
$ 580m
$ 500m
$ 650m
2021
2022
2023
2024
2025*
2026
2027
2028
2029
2030+

* €500M debt converted to USD at 1.10x + $30M medium term note

- Ringfencing investments in high value categories
- Curtailed original (pre-COVID-19) 2020 capital spending plans by ~$55 mil., while heightening focus on working capital management
- Increasing distributions to shareholders
  - Increased dividend by 7% in October (increase was postponed due to pandemic-related uncertainty)
  - Following temporary pause on share repurchase initiated in March, resumed share buyback activity late in the third quarter

October 21, 2020 Third Quarter 2020 Financial Review and Analysis AVERY DENNISON 11

2020 Outlook

- FY sales down principally due to lower volume, with trough in Q2:
  - Underlying sales trend in Q4 expected to be similar to or better than Q3 pace
  - Extra week adds roughly a point to full year growth (~4 points to Q4 growth)
  - FY currency translation headwind at recent rates of ~1% (compared to 1.5% in July)
- Currency translation headwind to FY operating income of ~$9 mil. at recent rates (compared to ~$15 mil. headwind in July)
- Incremental savings of $60 mil. to $70 mil. from restructuring actions, net of transition costs; additional net temporary savings of nearly ~$150 mil.
- Full year adjusted tax rate currently estimated to be ~24%
- Targeting free cash flow of more than $500 mil.
  - Fixed and IT capital spend of $165 mil. to $175 mil.
  - Cash impact of restructuring charges of ~$60 mil.

October 21, 2020 Third Quarter 2020 Financial Review and Analysis AVERY DENNISON 12

13 October 21, 2020 Third Quarter 2020 Financial Review and Analysis Q3 Results Detail

14 October 21, 2020 Third Quarter 2020 Financial Review and Analysis Quarterly Sales Trend Analysis 3Q19 4Q19 1Q20 2Q20 3Q20 Reported Sales Change 0.1% 0.2% (1.0%) (14.9%) (1.8%) Organic Sales Change 2.1% 2.1% 0.3% (13.7%) (3.6%) Acquisitions - - 0.7% 1.7% 2.3% Sales Change Ex. Currency* 2.1% 2.1% 1.0% (12.0%) (1.3%) Currency Translation (2.0%) (1.9%) (1.9%) (2.9%) (0.5%) Reported Sales Change* 0.1% 0.2% (1.0%) (14.9%) (1.8%) *Totals may not sum due to rounding.

15 October 21, 2020 Third Quarter 2020 Financial Review and Analysis Third Quarter Sales Change and Operating Margin Comparison Reported Adjusted (Non - GAAP) Operating Margin 3Q20 3Q19 3Q20 3Q19 Label and Graphic Materials 15.1% 13.4% 15.2% 13.5% Retail Branding and Information Solutions 11.0% 11.2% 12.1% 11.5% Industrial and Healthcare Materials 7.9% 10.4% 12.1% 11.0% Total Company 12.3% 11.3% 13.1% 11.7% 3Q20 Sales Change Reported Ex. Currency Organic Label and Graphic Materials (3.3%) (2.6%) (2.6%) Retail Branding and Information Solutions 4.7% 5.2% (4.7%) Industrial and Healthcare Materials (7.0%) (7.6%) (7.6%) Total Company (1.8%) (1.3%) (3.6%)

16 October 21, 2020 Third Quarter 2020 Financial Review and Analysis Label and Graphic Materials ● Reported sales declined 3.3% to $1.15 bil. ● Sales were down 2.6% on an organic basis, driven by both volume/mix and deflation - related price ○ Label and Packaging Materials down ~2% from prior year as growth in specialty and durable label categories was more than offset by a decline in the base business ○ Combined Graphics and Reflective Solutions down ~8% ○ North America up low - single digits, Western Europe down roughly 10%, and emerging markets comparable to prior year ● Reported operating margin increased 170 basis points to 15.1% ○ Adjusted operating margin increased 170 basis points to 15.2%, as the benefits of productivity, including material reengineering and net restructuring savings, as well as raw material deflation, net of pricing, more than offset higher employee - related costs and unfavorable volume/mix 2019 Sales by Product Base Label Specialty / Durables Graphics Reflectives 2019 Sales by Geography U.S. Western Europe Asia Pacific Latin America E. Europe & MENA 16 High Value Categories ~37% Emerging Markets ~39% Q3 RESULTS

17 October 21, 2020 Third Quarter 2020 Financial Review and Analysis Retail Branding and Information Solutions ● Reported sales increased 4.7% to $426 mil. ● Sales were up 5.2% ex. currency, and down 4.7% on an organic basis ○ Strong organic growth in high value categories was more than offset by ~12% decline in the base, driven by overall lower apparel demand ○ Enterprise - wide sales of RFID products were up ~65% ex. currency with benefit of Smartrac acquisition, and up ~20% organically, driven by new programs and recovery in the value segment of the apparel market ● Reported operating margin decreased 20 basis points to 11.0%, reflecting higher restructuring charges ○ Adjusted operating margin increased 60 basis points to 12.1%, as productivity more than offset unfavorable volume/mix 2019 Sales by Geography (end markets, estimated, adjusted for Smartrac*) U.S. Europe Asia Pacific Others 2019 Sales by Product, adjusted for Smartrac* Apparel Tags & Labels RFID Ext. Embellishment PSD (ex. RFID) High Value Categories ~33% 17 Q3 RESULTS * Includes actual FY 2019 revenue of acquired business assuming AVY ownership.

18 October 21, 2020 Third Quarter 2020 Financial Review and Analysis Industrial and Healthcare Materials ● Reported sales declined 7.0% to $158 mil. ● Sales declined 7.6% on an organic basis ○ Mid - single digit decline in industrial categories, reflecting sequential improvement in trend for automotive in China and North America ○ Healthcare categories down ~11%, reflecting pandemic - related reduction in elective surgeries and inventory destocking in personal care categories ● Reported operating margin decreased 250 basis points to 7.9%, reflecting higher restructuring charges ○ Adjusted operating margin increased 110 basis points to 12.1%, due to favorable product mix, productivity and deflation, net of pricing, which more than offset the impact of lower volume 2019 Sales by Product Automotive Other Industrial Healthcare Retail 2019 Sales by Geography U.S. Europe Asia Pacific Latin America High Value Categories ~74% 18 Q3 RESULTS

19 October 21, 2020 Third Quarter 2020 Financial Review and Analysis © 2020 Avery Dennison Corporation. All rights reserved. Avery Dennison and all other Avery Dennison brands, product names and co des are trademarks of Avery Dennison Corporation. All other brands or product names are trademarks of their respective owners. Fortune 500® is a trademark of Time, Inc. Branding and other information on any samples depicted is fictitious. Any resemblance to actual names is purely coincidental. Thank you